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Bank of America Corporation and Subsidiaries                                                                          Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends

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                                                                                             Year Ended December 31
                                                              Three Months   ------------------------------------------------------
                                                                  Ended
(Dollars in millions)                                        March 31, 2001      2000      1999       1998        1997      1996
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Excluding Interest on Deposits
Income before income taxes                                     $2,922         $ 11,788    $12,215    $ 8,048    $10,556    $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                      (3)             (27)      (167)       162        (49)        (7)

Fixed charges:
     Interest expense (including capitalized interest)          2,889           13,806     10,084      9,479      8,219      7,082
     1/3 of net rent expense                                       94              368        342        335        302        282
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        Total fixed charges                                     2,983           14,174     10,426      9,814      8,521      7,364

Preferred dividend requirements                                     2                9         10         40        183        332
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Earnings (excluding capitalized interest)                      $5,902          $25,935    $22,474    $18,024    $19,028    $16,668
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Fixed charges and preferred dividends                          $2,985          $14,183    $10,436     $9,854     $8,704     $7,696
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Ratio of earnings to fixed charges and preferred dividends       1.98             1.83       2.15       1.83       2.19       2.17
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

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                                                                                               Year Ended December 31
                                                                Three Months ------------------------------------------------------
                                                                    Ended
(Dollars in millions)                                          March 31, 2001     2000      1999      1998         1997      1996
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Including Interest on Deposits

Income before income taxes                                        $2,922      $ 11,788    $12,215   $ 8,048     $10,556    $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                         (3)          (27)      (167)      162         (49)        (7)

Fixed charges:
     Interest expense (including capitalized interest)             5,602        24,816     19,086    20,290      18,903     16,682
     1/3 of net rent expense                                          94           368        342       335         302        282
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        Total fixed charges                                        5,696        25,184     19,428    20,625      19,205     16,964

Preferred dividend requirements                                        2             9         10        40         183        332
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Earnings (excluding capitalized interest)                         $8,615       $36,945    $31,476   $28,835     $29,712    $26,268
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Fixed charges and preferred dividends                             $5,698       $25,193    $19,438   $20,665     $19,388    $17,296
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Ratio of earnings to fixed charges and preferred dividends          1.51          1.47       1.62      1.40        1.53       1.52
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